                                                                    Exhibit 23.1



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Forms S-8 Nos. 333-1502, 333-31047) pertaining to the 1985 Incentive Stock Option Plan, the 1994 Incentive Stock Option Plan, the 1995 Director Stock Option Plan, the 1995 Employee Stock Purchase Plan, the 1995 Stock Option Plan and non-statutory stock options granted to directors and officers of IDX Systems Corporation and in the Registration Statement (Form S-8 No. 333-31045) pertaining to the PHAMIS, Inc. Amended and Restated 1983 Combined Nonqualified and Incentive Stock Option Plan, the PHAMIS, Inc. 1993 Combined Incentive and Nonqualified Stock Option Plan as amended through May 14, 1996, the PHAMIS Inc. 1994 Nonemployee Director Stock Option Plan as amended through January 1, 1996, the PHAMIS, Inc. Salary Savings and Deferral Plan and Trust as amended through February 22, 1996 and the PHAMIS, Inc. Cain Option Agreement, of our report dated February 3, 1998, with respect to the consolidated financial statements and schedule of IDX Systems Corporation included in this Annual Report (Form 10-
K) for the year ended December 31, 1997.



                                                               Ernst & Young LLP



Boston, Massachusetts
March 30, 1998